                                                                   EXHIBIT 10.1

Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.

November 9, 2004


Dear Tim,

As you know, aaiPharma Inc. (the "Company") has decided to investigate the potential sale of some or all of the assets of the Pharmaceutical Division (the "Assets"). In order to realize full value for these assets, the Company must have a group focused intently on the success of this endeavor.

The Company's Compensation Committee has reviewed and approved management's proposal for providing incentives to the employees identified as critical to this success. You have been chosen to participate as a member of the DIVESTITURE TEAM.

As a member of the Divestiture Team, you will be eligible to receive the bonus and severance benefits described below, subject to the terms and conditions described in this document:

I.       TRANSACTION BONUS

The Company will establish a transaction bonus pool (the "Bonus Pool") based on a formula that takes into account the cash proceeds (the "Proceeds") received from the sale of the Assets, other than the sale of pharmaceutical products to customers in the ordinary course of business. The Bonus Pool will be established on the date the Company receives the Proceeds. If the Company receives the Proceeds no later than 3 months after October 1, 2004 (the "Period Start Date"), the Bonus Pool will be equal to 73% of the sum of (i) 2% of the Proceeds up to $*** million, and (ii) 5% of the Proceeds in excess of $*** million. If the Company receives the Proceeds more than 3 months after the Period Start Date but before noon, Eastern Time, Thursday, March 31, 2005 (the "Transaction Deadline"), the Bonus Pool will be 73% of the sum of (i) 1% of the Proceeds up to $*** million, and (ii) 5% of the Proceeds in excess of $*** million. No Bonus Pool will be established if the Company receives the Proceeds after the Transaction Deadline. You will be eligible to receive twenty-eight and 25/100 percent (28.25%) of the applicable Bonus Pool. The following grids represent examples of how the Bonus Pool and your bonus would be calculated:


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Examples for Timothy Wright

Example 1 - For illustration purposes only

Completion Time                          3 months-Transaction Deadline                        <3 months

Sale Amount                                      $*** million                                $*** million

Bonus Pool                               73% of 1% of $*** million or                 73% of 2% of $*** million
                                                     $***                                       or $***

Your share of the Bonus Pool            28.25% of the Bonus Pool or             28.25% of the Bonus Pool or $***
                                                     $***

Example 2 - For illustration purposes only


Completion Time                             3 months - Transaction                            <3 months
                                                   Deadline

Sale Amount                                      $*** million                                $*** million

Bonus Pool                               73% of the sum of 1% of $***                  73% of the sum of 2% of
                                                  million and                              $*** million and
                                              5% of $*** million                          5% of $*** million
                                                    or $***                                    or $***

Your share of the Bonus Pool            28.25% of the Bonus Pool or             28.25% of the Bonus Pool or $***
                                                     $***

You will not be eligible to receive a bonus if, prior to the Company's receipt of the Proceeds, you resign or retire from employment or if your employment is terminated by the Company for Cause. "Cause" shall be defined as criminal or willful misconduct, willful failure to perform duties, failure to cooperate with internal or external Company or governmental investigations, breaches of the Company's Code of Conduct or other policies, or other reasonable bases for termination for cause.

If you are eligible for a bonus, it will be paid to you, less applicable tax withholding, in the next applicable payroll on or after 14 days following the Company's receipt of the Proceeds.

II.      SEVERANCE

If the Company terminates your employment as a result of the divestiture of the Assets, (other than by being transferred to or hired by a buyer of the Assets), you will be eligible to receive the Company's standard severance, subject to your execution of the Company's standard releases, in addition to any bonus that you are otherwise entitled to receive above.


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III.     OTHER TERMS

You are personally eligible to receive the benefits outlined in this document when you sign the acknowledgement below and return it to John Harrington in Human Resources. We ask that you return the acknowledgement no later than one week from the date of this memorandum.

Your interests in this program may not be assigned to anyone else. You should understand that nothing in this document guarantees you a particular term of employment with the Company, and you continue as an at-will employee. A REQUIREMENT FOR YOUR ELIGIBILITY TO RECEIVE THESE BENEFITS IS THAT YOU KEEP YOUR PARTICIPATION IN THIS PROGRAM AND THE TERMS AND CONDITIONS OF THIS DOCUMENT STRICTLY CONFIDENTIAL

We are pleased to have you on this team and look forward to the success of the project. Should you have any questions, please call John Harrington at 910-254-7222.



Sincerely,                                Sincerely,



/s/ Ludo J. Reynders                       /s/ John. W. Harrington
January 24, 2005

Ludo J. Reynders                          John W. Harrington
Chief Executive Officer                   Executive Vice President



I ACKNOWLEDGE RECEIPT OF THIS DOCUMENT AND AGREE TO PARTICIPATE UPON THE TERMS AND CONDITIONS OUTLINED HEREIN:


/s/ Timothy Wright
-----------------------------
Timothy Wright

Date:  11/9/04
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